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                                  EXHIBIT 10.3

                            PLEDGE-SECURITY AGREEMENT

                                                                   July 18, 1996

      1. The parties to this agreement are CAPITAL BANK (CAPITAL), who is the secured party and VISTA HEALTHCARE, INC. (VlSTA), who is the pledgor.

      2. CAPITAL, has made loans to those people identified on the attached exhibit "A" (referred to as MAKERS). Each of these makers have granted CAPITAL a security interest in their shares of VISTA stock.

      3. CAPITAL, based on its loan policy as to these MAKERS, has deemed itself insecure.

      4. VISTA desires to further secure CAPITAL as to these loans and has agrees to pledge funds on deposit with CAPITAL to accomplish this end.

      5. VISTA acknowledges that this pledge is given to secure debts of the third party MAKERS.

      6. In consideration of the foregoing, VISTA "grants to CAPITAL a security interest in and pledges to CAPITAL certain funds in a Capital Bank account, account number 19139, as described below.

      7. It is covenanted and agreed that CAPITAL's security interest extends to such funds in account number 19139 necessary to secure CAPITAL in any shortfall in the value of DYNACQ INTERNATIONAL, INC. shares of stock, securing the loans listed on exhibit "A", to the extent that the quoted value of these shares does not equal one hundred thirty percent (130%) of the balances, both principal and interest, of each loan.

      a. CAPITAL's security interest in these funds shall be adjusted upward or downward every ninety (90) days beginning ninety (90) days after execution hereof, based on the quoted value of DYNACQ shares as published by NASDAQ or its successors

      8. This is a continuing security interest and pledge which continues in full force until all loans listed on exhibit "A" have been paid in full.

      9. VISTA acknowledges that it will not have use of the funds in which it has given a security interest but all funds in excess of the security interest are available and accessible as in any debtor-creditor relation.

      10. VISTA grants to and ratifies CAPITAL's right of offset to the funds hereby secured. Upon default as described below, CAPITAL is authorized, without notice, to offset funds in VISTA's account, necessary to pay CAPITAL for any shortfall as described in paragraph 7. This right of offset may be exercised as to each MAKER's default(s) as they occur and exercise of a right of offset does not waive CAPITAL's right to offset in the future as to other MAKER(S)' default(s).

      11. An event of default, allowing offset includes, but is not limited to
(1) default by MAKER(S) in payment or performance of their promissory note(s) and all documents securing them; (2) CAPITAL reasonably deems itself insecure as to any MAKER(S); (3) dissolution of VISTA's business, cessation, of VISTA's business or bankruptcy proceeding filed by or against VISTA; (4) substantial change in management of VISTA; or (5) any other material default under this agreement. CAPITAL and VISTA acknowledge and agree that in the event of a default of a type described under subparagraphs (l ) and (2) of this paragraph 11, CAPITAL'S rights of offset and to proceed to foreclosure, as described in paragraph 12, against VISTA is limited to the dollar amount of the shortfall as that term is defined in paragraph 7), if any, relating to performance of the promissory note of the specified Makers(s) in default.

      12. At CAPITAL's discretion upon default, CAPITAL may exercise its right of offset or proceed to foreclose its security interest as provided in the Texas Business and Commerce Code as amended from time to time.
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      13. This pledge and/or grant of security interest shall extend to any and all new loans made to new MAKERS for the same business purpose as those listed on the attached exhibit "A". If any new loan(s) are made, this pledge and security interest shall extend to the shortfall under the same terms and conditions hereof.

      14. Any renewal modification or extension of an existing loan or new loan is not a waiver hereof, it being expressly agreed that this pledge and security interest survives until all loans have been paid in full.

      15. This agreement is performable in Houston, Harris County, Texas and shall be construed under the laws of the State of Texas.




SECURED PARTY                             PLEDGOR

CAPITAL BANK                              VISTA HEALTHCARE, INC.


BY:   /s/ Milton R. Smith                 BY:   /s/ Chiu Moon Chan
   ---------------------------------         -----------------------------------
      Milton R. Smith, President                Chiu Moon Chan, Administrator
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                                   EXHIBIT "A"



CUSTOMER NAME:                   LOAN AMOUNT             SHARES PLEDGED
Jorge L. Rodriguez               $ 50,000.00                 16,667
Anibal R. Hadad                    50,000.00                 23,917
Deepak Pattanaik                   30,000.00                 16,667
Amin M. Ebeid                      50,000.00                 23,917
David W. Gelber                    50,000.00                 23,917
Ping S. Chu                        50,000.00                 23,333
Raja M. Salameh                    50,000.00                 23,709
David Wayne Spinks                 50,000.00                 24,147
Jerry Michael McShane              50,000.00                 24,147
James Carroll Boone                50,000.00                 26,076
Raul R. Garcia                     50,000.00                 23,709
Maurice Sadik Haddad               50,000.00                 43,126
Souheil Haddad                     50,000.00                 38,934
Hal B. Boone                       50,000.00                 47,599
Ravindra S. Arora                  50,000.00                 35,414